Exhibit 10.3

August 2, 2023

Holder of Warrants to Purchase Common Stock set forth on Exhibit A attached hereto

Re: Amendment to Existing Warrants

Dear Holder:

Reference is hereby made to the public offering on or about the date hereof (the “Offering”) by SuperCom Ltd., a company formed under the laws of the State of Israel (the “Company”), of its units consisting of one ordinary share, NIS 2.5 par value per share (the “Ordinary Shares”),  of the Company and one warrant to subscribe for one Ordinary Share for no additional consideration (the “Warrants” and together with the Ordinary Shares, the “Securities”).

This letter confirms that, in consideration for the undersigned (the “Holder”) participation in the Offering and purchase of Securities in the Offering in the amount of $2,750,000 (the “Purchase Commitment”), the Company hereby amends, effective as of the closing of the Offering, the warrants to purchase Ordinary Shares set forth on Exhibit A hereto (the “Existing Warrants”) by (i) reducing the Exercise Price (as defined therein) of the Existing Warrants to $0.85 per share and (ii) amending the expiration date of the Existing Warrants to five (5) years following the date of closing of the Offering (collectively, the “Warrant Amendment”) (For avoidance of doubt, if the expiration date of the Existing Warrants is later than (5) years following the date of closing of the Offering, the expiration date shall not be amended). The Warrant Amendment shall be effective upon the closing the Offering and the satisfaction of the other terms and conditions referenced below.

The Warrant Amendment is subject to the consummation of the Offering and the Holder’s satisfaction of the full Purchase Commitment. In the event that either (i) the Offering is not consummated, or (ii) the Holder does not satisfy the full Purchase Commitment, the Warrant Amendment shall be null and void and the provisions of the Existing Warrants in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Warrants that reflect the Warrant Amendments in exchange for the surrender for cancellation of the Holder’s Existing Warrants to be amended as provided herein. For any registered Existing Warrants or if the shares of Common Stock underlying the Existing Warrants are registered for resale on a registration statement, the Company shall file a prospectus supplement to the applicable registration statement in connection with the amendments hereunder by the closing of the Offering.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SUPERCOM LTD.

By:	/s/ Ordan Trabelsi
Name:	Ordan Trabelsi
Title:	President & CEO

Name of Holder: Armistice Capital Master Fund Ltd

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

[Signature Page to SuperCom Warrant Amendment Agreement]

EXHIBIT A

EXISTING WARRANTS

Transaction/Warrant Date	Shares	Strike Price
March 31, 2023	1,517,615	$1.66
July 27, 2022	564,869	$1.66